THE MANITOWOC COMPANY, INC.

                             RETIREMENT SAVINGS PLAN



                     (As Restated Effective January 1, 2000)

                           THE MANITOWOC COMPANY, INC.
                             RETIREMENT SAVINGS PLAN

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Section 1.     GENERAL   1
         Section 1.1       Name of Plan.......................................1
         Section 1.2       Purpose............................................1
         Section 1.3       Effective Date.....................................1
         Section 1.4       Construction and Applicable Law....................1
         Section 1.5       Severability.......................................1

Section 2.     DEFINITIONS....................................................2
         Section 2.1       Affiliated Company.................................2
         Section 2.2       Beneficiary........................................2
         Section 2.3       Board of Directors.................................2
         Section 2.4       Cash Option Account................................2
         Section 2.5       Committee..........................................2
         Section 2.6       Company............................................2
         Section 2.7       Eligible Compensation..............................2
         Section 2.8       Eligible Employee..................................3
         Section 2.9       ERISA..............................................3
         Section 2.10      Internal Revenue Code; Code........................3
         Section 2.11      Leave of Absence...................................3
         Section 2.12      Normal Retirement..................................3
         Section 2.13      Manitowoc Stock; Manitowoc Stock Fund..............3
         Section 2.14      Normal Retirement Age..............................4
         Section 2.15      Participant........................................4
         Section 2.16      Participating Company..............................4
         Section 2.17      Participating Group................................4
         Section 2.18      Plan Year..........................................4
         Section 2.19      Termination of Employment..........................4
         Section 2.20      Trustee, Trust Agreement, Trust Fund...............4
         Section 2.21      Valuation Date.....................................4

Section 3.     PLAN PARTICIPATION.............................................5
         Section 3.1       Commencement of Participation......................5
         Section 3.2       Transfers to/from Eligible Employee Status.........5
         Section 3.3       Rehire After Termination of Employment.............5
         Section 3.4       Election to Become a Contributing Participant......5
         Section 3.5       No Guaranty of Employment..........................5

Section 4.     EMPLOYEE CONTRIBUTIONS.........................................6
         Section 4.1       Employee Contributions.............................6
         Section 4.2       Rollover Contributions.............................6


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         Section 4.3       Plan-to-Plan Transfers to the Plan.................6

Section 5.     CASH OPTION PROGRAM............................................7
         Section 5.1       Elective Deferrals.................................7
         Section 5.2       Contribution Election Procedures..................10
         Section 5.3       Timing of Contributions...........................10
         Section 5.4       Maximum Additions.................................10
         Section 5.5       Special Rules Applicable to Returning Veterans....10
         Section 5.6       Minimum Employer Contribution.....................11
         Section 5.7       Securities Law Compliance.........................12

Section 6.     INVESTMENT ELECTIONS AND VALUATION OF ACCOUNTS................13
         Section 6.1       Investment Elections..............................13
         Section 6.2       Account Adjustments to Reflect Net Worth of
                               the Trust Fund................................13
         Section 6.3       Net Worth.........................................14
         Section 6.4       Certain Segregated Accounts.......................14
         Section 6.5       Responsibility to Maintain Account Balances.......14
         Section 6.6       Voting and Tender Rights as to Manitowoc Stock....14

Section 7.     DISTRIBUTION OF BENEFITS AND VESTING..........................16
         Section 7.1       Termination of Employment.........................16
         Section 7.2       When Distribution of Accounts Shall Commence......16
         Section 7.3       How Accounts Are to Be Distributed................17
         Section 7.4       Required Distribution Rules.......................18
         Section 7.5       Nonalienation of Benefits.........................19
         Section 7.6       Procedures on Receipt of a Domestic
                               Relations Order...............................19
         Section 7.7       Payment of Taxes..................................21
         Section 7.8       Incompetent Payee.................................21
         Section 7.9       Notice, Place and Manner of Payment...............21
         Section 7.10      Source of Benefits................................21
         Section 7.11      Voluntary Withdrawals.............................21
         Section 7.12      Loans to Participants.............................21
         Section 7.13      Direct Transfer of Eligible Rollover
                               Distributions.................................24
         Section 7.14      Distributions of Manitowoc Stock..................25

Section 8.     PLAN ADMINISTRATION...........................................26
         Section 8.1       The Administrative Committee......................26
         Section 8.2       Agent for Legal Process...........................28
         Section 8.3       Claims Procedures.................................28
         Section 8.4       Records...........................................28


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         Section 8.5       Correction of Errors..............................29
         Section 8.6       Evidence..........................................29
         Section 8.7       Bonding...........................................29
         Section 8.8       Waiver of Notice..................................29

Section 9.     TRUST FUND....................................................30
         Section 9.1       Composition.......................................30
         Section 9.2       The Trust Agreement...............................30
         Section 9.3       Compensation, Reimbursement.......................30
         Section 9.4       No Diversion......................................30

Section 10.    ADOPTION, AMENDMENT, TERMINATION AND MERGER...................32
         Section 10.1      Adoption of Plan by Additional Company............32
         Section 10.2      Amendment.........................................32
         Section 10.3      Reorganizations of Participating Companies........32
         Section 10.4      Termination.......................................33
         Section 10.5      Discontinuance of Contributions...................33
         Section 10.6      Rights Upon Termination, Partial Termination
                              and Discontinuance of Contributions............33
         Section 10.7      Deferral of Distributions.........................33
         Section 10.8      Merger, Consolidation or Transfer of Plan Assets..33

Section 11.    FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES................35
         Section 11.1      Fiduciaries.......................................35
         Section 11.2      Allocation of Fiduciary Responsibilities..........35
         Section 11.3      General Limitation on Liability...................35
         Section 11.4      Multiple Fiduciary Capacities.....................35
         Section 11.5      Responsibility of Insurance Companies.............35




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                               SECTION 1. GENERAL

          Section 1.1 Name of Plan. The name of the Plan is The Manitowoc Company, Inc. Retirement Savings Plan. It is sometimes referred to as the "Plan."

          Section 1.2 Purpose. The Plan has been established to provide eligible employees with a retirement savings plan, in order to provide employees with a source of retirement income in addition to other sources of retirement income available to them. The Plan is a profit sharing plan with a pretax savings feature under Internal Revenue Code Section 401(k).

          Section 1.3 Effective Date. The effective date of the Plan for any Participating Group is the date provided for that Group in Appendix A to the Plan which is incorporated herein by this reference.

          Section 1.4 Construction and Applicable Law. The Plan is intended to meet the requirements for tax qualification under the Internal Revenue Code. The Plan is also intended to be in full compliance with applicable requirements of the Employee Retirement Income Security Act. The Plan shall be administered and construed consistent with such intent. It shall also be construed and administered according to the laws of the State of Wisconsin to the extent that such laws are not preempted by the laws of the United States. All words used herein in the singular number shall extend to and include the plural. All words used in the plural number shall extend to and include the singular. All words used in any gender shall extend to and include all genders. The words "hereof," "herein," "hereunder," and other similar compounds of "here" shall mean and refer to this Plan and the separate Trust Agreement and not to any particular Section. Headings are for convenience of reference, shall not be considered part of the text of the Plan, and shall not influence its construction. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import.

          Section 1.5 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan which shall then be construed and enforced as if such illegal or invalid provisions had never been inserted herein.


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                             SECTION 2. DEFINITIONS

          Section 2.1 Affiliated Company. "Affiliated Company" means any member of a controlled group of corporations, group of trades or businesses under common control, or affiliated service group, (as defined in Section 414(b), (c), (m), or (o) of the Internal Revenue Code) which includes a Participating Company.

          Section 2.2 Beneficiary. "Beneficiary" means such person or entity designated by a Participant, or by the Plan in the absence of designation by a Participant, as the beneficiary of the Participant's account balance in the Plan. A Participant shall designate his Beneficiary on the form and in the manner prescribed by the Committee and such designation may be changed or withdrawn by the Participant at any time. The most recent valid designation on file with the Committee at the time of the Participant's death shall be the Beneficiary. Notwithstanding the foregoing, in the event the Participant is married at the time of his death, the beneficiary shall be the Participant's spouse at such time unless such spouse consented in writing to the designation of an alternative Beneficiary after notice of the spouse's rights and such consent was witnessed (i) by a Plan representative or (ii) by a notary public. In the event no valid designation of a Beneficiary is on file with the Committee at the date of death or no designated Beneficiary survives him, the Participant's spouse shall be deemed the Beneficiary; in the further event the Participant is unmarried or his spouse does not survive him, the Participant's estate shall be deemed to be his Beneficiary. Notwithstanding the foregoing, in the event of the Participant's divorce, the former spouse shall cease to be a Beneficiary unless after such divorce the Participant completes a new designation naming such individual as a Beneficiary.

          Section 2.3 Board of Directors. "Board of Directors" means the Board of Directors of The Manitowoc Company, Inc., or the appropriate committee of members of such Board of Directors appointed to serve with respect to the Plan.

          Section 2.4 Cash Option Account. "Cash Option Account" means the account maintained for each Participant consisting of elective deferrals which a Participant has elected to have contributed by the Participating Company employing the Participant, on the Participant's behalf, to the Participant's account, in lieu of receiving such amount as current compensation, and the net investment earnings on such account.

          Section 2.5 Committee. "Committee" means the Administrative Committee described in Section 8.1, which is the Plan administrator. If the Board of Directors does not appoint members of the Committee, then the Company shall serve as Plan administrator.

          Section 2.6 Company. "Company" means The Manitowoc Company, Inc., a Wisconsin corporation, and any successors and assigns thereto.

          Section 2.7 Eligible Compensation. "Eligible Compensation" shall include wages, salary, overtime pay, commissions, cash bonuses or incentive pay, and amounts subject


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to any salary reduction  election made pursuant to Sections 125 or 401(k) of the
Internal Revenue Code. Eligible Compensation shall not include reimbursements for expenses or payments or contributions to or for the benefit of an employee under this or any other tax-qualified or other deferred compensation, pension, insurance, or other employee benefit plan, except as provided in the preceding
sentence.   For  Plan  Years  beginning   after  December  31,  1988,   Eligible
Compensation shall not exceed two hundred thousand dollars ($200,000) per year, subject to adjustment in accordance with Section 401(a)(17) of the Internal Revenue Code. For Plan Years beginning after December 31, 1993, Eligible Compensation shall not exceed the maximum amount permitted by Section 401(a)(17) of the Code. Eligible Compensation does not include compensation received while an employee is not a Participant.

          Section 2.8 Eligible Employee. An "Eligible Employee" is an employee of a Participating Company (i) whose job is covered by a collective bargaining agreement between the Participating Company and a union representing employees of the Participating Company and (ii) who is included in a Participating Group. The Committee shall determine, in its sole discretion, whether any individual is an Eligible Employee.

          Section 2.9 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

          Section 2.10 Internal Revenue Code; Code. "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

          Section  2.11  Leave  of  Absence.  A  "Leave  of  Absence"  means  an authorized absence from the performance of duties for the Company or an Affiliated Company which is incurred either by an employee who is on an absence recognized by the Committee, under rules and policies uniformly applied to all employees similarly situated, as being a period of service for purposes of the Plan, incurred by an employee due to a temporary layoff for a period of one (1) year or less or incurred by an employee who leaves his employment to enter the Armed Forces of the United States and who returns to service with the Company or an Affiliated Company within the period during which the employee has reemployment rights under federal law.

          Section 2.12 Normal Retirement. "Normal Retirement" means a Termination of Employment of a Participant (except termination by death) occurring on or after the date upon which the Participant attains Normal Retirement Age.

          Section 2.13 Manitowoc Stock; Manitowoc Stock Fund.

          "Manitowoc Stock" is the common stock of the Company. "Manitowoc Stock Fund" has the meaning assigned to this term in the Trust Agreement.


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          Section 2.14 Normal Retirement Age. "Normal  Retirement Age" means age sixty-five (65).

          Section 2.15 Participant. A "Participant" is a person who has been or who is an Eligible Employee in a Participating Group who is admitted to participation in the Plan pursuant to Section 3, and who continues to be entitled to benefits under the Plan.

          Section 2.16 Participating Company. A "Participating Company" is the Company and any Affiliated Company currently employing Eligible Employees who are members of a Participating Group. Appendix A to the Plan identifies each Participating Company and the effective date of participation in the Plan of each Participating Group.

          Section 2.17 Participating Group. A "Participating Group" is a group of Eligible Employees designated by the Committee as being covered by the Plan as of a designated effective date. Each Participating Group shall be identified in Appendix A to the Plan.

          Section 2.18 Plan Year. The "Plan Year" is the calendar year and is the year on which records of the Plan are kept.

          Section 2.19 Termination of Employment. "Termination of Employment" with the Company or any Affiliated Company, for purposes of the Plan, shall be deemed to occur upon the first to occur of (1) employee's resignation, discharge, retirement, death; (2) the date a Leave of Absence ends if the Leave of Absence is for a period of one (1) year or less; or (3) the first anniversary of a Leave of Absence if the Leave of Absence is for a period of more than one
(1) year. Notwithstanding the foregoing, an employee who leaves employment to enter the Armed Forces of the United States shall not incur a Termination of Employment in contradiction of federal law.

          Section 2.20 Trustee, Trust Agreement, Trust Fund. The assets of the Plan shall be held in trust pursuant to the provisions of The Manitowoc Company Employees' Profit-Sharing Trust Agreement, incorporated herein by this reference. The "Trustee" is Associated Manitowoc Bank, N.A. and any successor Trustee or Trustees appointed pursuant to the terms of such Trust Agreement. The "Trust Fund" means the fund established pursuant to the Trust Agreement.

          Section 2.21 Valuation Date. The "Valuation Date" means the date as of which the Trust Fund and accounts are valued as provided by the Plan. Prior to April 1, 1999, each of the following is a Valuation Date: The last day of each Plan Year and any date declared by the Board of Directors or the Committee to be a Valuation Date as if such date were the last day of the Plan Year. Effective April 1, 1999, or as soon thereafter as administratively convenient, Plan accounts shall be valued on a daily basis.


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                          SECTION 3. PLAN PARTICIPATION

          Section 3.1 Commencement of Participation. An Eligible Employee shall be eligible to become a contributing Participant on the earliest date on which
(i) the employee is a member of a Participating Group and (ii) the employee has completed any probationary employment period applicable to the employee pursuant to the collective bargaining agreement covering the employee's job with the Participating Company, or if shorter, six (6) months of employment with the Company or any Affiliated Company.

          Section 3.2 Transfers to/from Eligible Employee Status. If an employee is transferred to a position in which the employee becomes an Eligible Employee, the employee shall be eligible to become a contributing Participant upon transfer when all of the requirements of Section 3.1 are satisfied. If the employee is transferred to a position in which the employee is no longer an Eligible Employee, the employee shall cease active participation in the Plan no later than the third payroll period commencing after such transfer.

          Section 3.3 Rehire After Termination of Employment. If a former Participant is rehired as an Eligible Employee and is a member of a Participating Group, such person shall be eligible immediately to become a contributing Participant.

          Section 3.4 Election to Become a Contributing Participant. An Eligible Employee shall complete an enrollment form in accordance with Committee rules in order to become a contributing Participant. The enrollment form, which shall also contain any contribution election agreement of the contributing Participant, shall be in such form as shall be prescribed by the Committee. An Eligible Employee may enroll when first eligible to do so or as of any subsequent enrollment dates. The Committee shall determine the frequency of enrollment dates in its discretion. Enrollments shall be effective as of dates determined by Committee rules which afford reasonable time periods convenient to the operation of the Plan. Each Participating Company shall advise its Eligible Employees of their initial eligibility to enroll in the Plan as a contributing Participant but shall have no obligation to provide additional notice thereafter. Any contribution election agreement hereunder is voluntary and enrollment in the Plan as a contributing Participant shall constitute acceptance of the terms of the Plan. The contribution election procedures described in
Section 5 shall also apply to enrollment forms.

          Section 3.5 No Guaranty of Employment. Participation in the Plan does not constitute a guaranty or contract of employment with a Participating Company. Such participation shall in no way interfere with any rights a Participating Company would have in the absence of such participation to determine the duration of the employee's employment with a Participating Company.


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                       SECTION 4. EMPLOYEE CONTRIBUTIONS

          Section 4.1 Employee Contributions. Employee after tax contributions to the Plan are neither required nor permitted.

          Section 4.2 Rollover Contributions. Any Eligible Employee may from time to time contribute to the Trust Fund a rollover contribution in cash. An Eligible Employee making a rollover contribution shall certify in writing the amount of the proposed rollover contribution and supply a copy of the most recent determination letter issued by the Internal Revenue Service covering the trust or annuity contract from which the property to be contributed to the Trust Fund has been distributed. A rollover contribution shall be credited to a separate "rollover contribution account" in the name of such employee as of the date of its receipt by the Trustee. The amount thereof and the increase or decrease in the liquidation value of the Trust Fund attributable thereto shall be separately reflected in such account. The balance of a Participant's rollover contribution account shall be nonforfeitable for all purposes of the Plan. Upon Termination of Employment, the balance of an employee's rollover contribution account shall be distributed pursuant to the rules of the Plan applicable to other Participant accounts in the Plan.

          Section 4.3 Plan-to-Plan Transfers to the Plan. In the sole discretion of the Committee transfers of amounts held for the benefit of Eligible Employees by other tax-qualified employee pension benefit plans may be made to the Plan, subject to the requirements of Code Section 411(d)(6), including its requirement that distribution options associated with such transferred amounts are to be preserved after the transfer to this Plan. A transferred amount shall be credited to a separate "transfer contribution account" in the name of such employee as of the date of its receipt by the Trustee. The amount thereof and the increase or decrease in the liquidation value of the Trust Fund attributable thereto shall be separately reflected in such account. The balance of a Participant's transfer contribution account shall be nonforfeitable for all purposes of the Plan. Upon Termination of Employment, the balance of an employee's transfer contribution account shall be distributed pursuant to the rules of the Plan applicable to other Participant accounts in the Plan.



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                         SECTION 5. CASH OPTION PROGRAM

          Section 5.1 Elective Deferrals. Effective upon implementation of the Plan by the Committee with respect to a Participating Group, an Eligible Employee including the Participating Group may, when eligible to participate as provided in Section 3.1, voluntarily elect to have the Participating Company employing the Participant contribute an amount to the Participant's Cash Option Account for each Plan Year in lieu of receiving the same amount as current compensation. Such amounts are hereinafter referred to as "elective deferrals" to the extent such amounts are not includible in the Participant's gross income for the taxable year. Such elective deferrals shall be subject to the following paragraphs:

          (a)  Such  election  may be as to any  whole  percentage  of  Eligible
Compensation, subject to the limitations of this Section 5.1 and Section 5.5. All elective deferrals shall be required to be tax-deductible by the Participating Company in the year in which made. Accordingly, the Committee shall take into account any contributions made to all profit sharing plans (and other qualified plans) sponsored by the Participating Company for the same group of employees and periodically advise Participants as to the effective upper limits on contribution elections. Such upper limit may be adjusted by the Committee if the general limitations applicable to elective deferrals will not then be exceeded, so long as all similarly situated employees are provided with a nondiscriminatory opportunity to make proportionately the same elective deferrals.

          (b) Elective deferrals shall be credited to a "Cash Option Account" in the name of the electing Participant as of the date of their receipt by the Trustee. The amount thereof and the net earnings attributable thereto shall be separately reflected in such account. Elective deferrals shall be promptly remitted by a Participating Company to the Trustee in accordance with applicable rules.

          (c) The balance of an employee's Cash Option Account shall be nonforfeitable for all purposes of the Plan. Upon Termination of Employment, the balance of an employee's Cash Option Account shall be distributed pursuant to the provisions of the Plan.

          (d) Notwithstanding any other provision of the Plan, a Participant's elective deferrals for any calendar year, when combined with amounts deferred under other plans or arrangements described in Sections 401(k), 403(b) or 408(k) of the Internal Revenue Code, shall not exceed the limit set forth in Section 402(g)(1) of the Internal Revenue Code (or such amount as adjusted for changes in the cost of living pursuant to Section 402(g)(5) of the Internal Revenue
Code).

          (e) The Plan is subject to the limitations of Code Section 401(k), which are incorporated herein by this reference, including the statutory requirements, the regulatory requirements of Treas. Reg. Section 1.401(k)-1, and all subsequent Internal Revenue Service guidance issued under the applicable Code provisions. Accordingly, the average deferral percentage for any Plan Year for the group of highly compensated employees as defined in subsection (l) below who are eligible to participate in the Plan ("Highly Compensated Participants") shall not exceed the greater of:


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

          (1) one hundred twenty-five percent (125%) of the average deferral percentage for the preceding Plan Year for all employees who were eligible to participate in the Plan in such Plan Year other than highly compensated employees for such year ("Non-highly Compensated Participants"); or

          (2) the lesser of (A) the average deferral percentage for the group of Non-highly Compensated Participants for the preceding Plan Year plus two percent; or (B) two times the average deferral percentage for the group of Non-highly Compensated Participants for the preceding Plan Year.

          (f) The deferral percentage for any Non-highly Compensated Participant is calculated by dividing the amount of the Participant's elective deferrals for the preceding Plan Year by the Participant's compensation (as defined in Code Sections 414(q)(4) and 415(c)(3)) for such Plan Year. The deferral percentage for any Highly Compensated Participant is calculated by dividing the amount of the Participant's elective deferrals for the current Plan Year by the Participant's compensation (as defined in Code Sections 414(q)(4) and 415(c)(3)) for such Plan Year. The average deferral percentage for the group of Highly Compensated Participants and the group of Non-highly Compensated Participants is the average of the deferral percentages calculated for each member of the applicable group. In accordance with rules promulgated by the Internal Revenue Service, the Committee, in calculating a Participant's deferral percentage, may elect to treat qualified elective contributions and qualified non-elective contributions (if any) as if they were elective deferrals.

          (g) The Committee may from time to time establish limits (and as appropriate, modify any such limit) on the amount or percentage of elective deferrals that may be made by or on behalf of Highly Compensated Participants for the Plan Year. In addition, the Committee may prospectively decrease the rate of elective deferrals of any Participant at any time, if the Committee determines that such action is necessary or desirable to enable the Plan to comply or to ensure compliance with the average deferral percentage limitations or the requirements of Code Sections 401(k), 402(g), 415 or other applicable provisions.

          (h) If the average deferral percentage of Highly Compensated Participants for any Plan Year exceeds the applicable deferral percentage limitation for such year, each affected Highly Compensated Participant shall receive a distribution of the amount of his excess elective deferrals, together with income on such elective deferrals for the Plan Year in which the contributions were made. Such distribution shall be made on or before the last day of the Plan Year following the Plan Year to which the excess elective deferrals relate; provided that the relevant Participating Company will be subject to an excise tax if excess elective deferrals are not distributed within two and one-half months following the close of the Plan Year in which they were made. The aggregate amount of elective deferrals to be refunded shall be determined by reducing (or leveling) the maximum allowable level of elective deferrals to a percentage determined by the Committee that, if applied to all Highly Compensated Participants with a deferral percentage above that level, would result in the average deferral percentage test being satisfied. The aggregate amount required to be refunded shall be allocated among (and distributed to) Highly Compensated Participants by reducing (or leveling) the maximum dollar amount of elective deferrals for the Plan Year to an amount determined by the Committee that, if applied to all Highly Compensated Participants with elective Deferrals above that level, would result in a refund of elective deferrals equal to the aggregate amount of excess elective deferrals calculated in accordance with the preceding sentence. The amount required to be distributed to any Highly Compensated Participant shall be reduced by the amount of excess elective deferrals (if any) previously distributed to the Participant in order to comply with Code Section 402(g)(5).

          (i) To the extent that elective deferrals refunded to a Highly Compensated Participant in accordance with subsection (h) above resulted in Company matching contributions being allocated to the Participant's account, such matching contributions, together with all income on such matching contributions for the Plan Year to which the matching contributions relate (but not including any gap period income) shall be forfeited. This forfeiture shall occur notwithstanding the vesting schedule otherwise applicable to matching contributions.

          (j) In the event that the Committee determines that Code Section 401(k) (including the regulations thereunder) may be applied in a manner different than that prescribed in this Section, the Committee, in its discretion, may make appropriate adjustments and such adjustments shall be an effective amendment of this section. In addition, the Committee may promulgate such further rules and procedures as it may deem necessary for the proper application of this Section.

          (k) Following the application of this Section and the average contribution requirements below, the Committee shall make further adjustments as necessary to comply with the "multiple use" test of Code Section 401(m)(9) and the regulations thereunder.

          (l) "Highly compensated employee" means an employee who satisfies either of the following conditions:

                    (1) The employee was at any time during the current or immediately preceding Plan Year a five percent (5%) owner within the meaning of Code Sections 414(q) and 416(i), including deemed ownership resulting from application of the constructive ownership rules of Code
          Section 318; or

                    (2) The employee received "compensation" during the preceding Plan Year from the Company or any affiliate of the Company under Code Sections 414(b), (c), (m) or (o) that, in the aggregate, exceeded eighty thousand dollars ($80,000) as indexed in accordance with Code Section 414(q) for cost-of-living adjustments. For purposes of determining whether an employee is a highly compensated employee, "compensation" shall mean the employee's compensation within the meaning of Code Section 415(c)(3), plus to the extent not otherwise included under Section 415(c)(3), any amount paid by an Employer or an affiliate of a Company under Code Sections 414(b), (c), (m) or (o) during the Plan Year as a pretax employee contribution to any plan maintained by the Company or an affiliate of the Company under Code Sections 414(b), (c), (m) or (o) if such contribution is excluded from the gross income of the employee in accordance with Code Sections 125, 402(e)(3) or 402(h).

          Section 5.2 Contribution Election Procedures. A contribution election (or change or revocation) shall be in such form as the Committee shall prescribe. The Committee may, from time to time, adopt policies or rules governing such elections so that the Plan may be conveniently administered. Elections shall be effective as of the dates determined by the rules of the Committee. The Committee may change the frequency of effective dates, in its discretion, provided such changes are uniformly applied to all Participants.

          Section 5.3 Timing of Contributions. In order that contributions for a Plan Year shall be deductible, each Participating Company shall make its contribution, for a Plan Year to the Trustee not later than the time, including extensions thereof, prescribed by law for filing the federal income tax return of the Participating Company for its fiscal year ending within or on the last day of the Plan Year. For purposes of the Plan, however, contributions shall be deemed to have been made as of the last day of the fiscal year of the Participating Company which ends within or on the last day of the Plan Year. The Trustee shall be under no duty, expressed or implied, either to determine the amount of or to force the collection of any contribution to the Trust Fund. Notwithstanding the foregoing, elective deferral contributions shall be remitted by the Company to the Trustee as soon as administratively convenient following the withholding of such amounts from Participant payrolls, but in no later than the fifteenth (15th) day of the month following the month in which the Company receives such contributions.

          Section 5.4 Maximum Additions.  Notwithstanding  any provision of this
Section 5 to the contrary, the annual additions to each Participant's accounts in the Plan for any Plan Year shall not exceed the limitations of Internal Revenue Code Section 415 which are incorporated herein by this reference.

          Section 5.5 Special Rules Applicable to Returning Veterans

          (a) This Section 5.4 applies to a Participant who is absent from active employment with any Participating Company on account of military service and who returns from such military service to active employment with any Participating Company under terms and conditions that entitle the Participant to the protections of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

          (b) The Participant may elect (either in lieu of or in addition to the elective deferral contributions that the Participant may elect to make with respect to Eligible Compensation earned on and after the Participant's reemployment) to make elective deferral; contributions, with respect to the Participant's period of eligible military service ("make-up contributions"). The Participant may elect to contribute make-up contributions during the period that begins on the date of the Participant's reemployment after covered military service and extends (i) for five (5) years from the date of reemployment, or
(ii) for a period equal to three (3) times the Participant's period of covered military service. The make-up contributions may not exceed the maximum amount of elective deferral contributions that would have been permitted under the Plan and applicable Code provisions had the Participant been continuously employed by the Company during the period of military service, reduced by the amount of elective deferral contributions (if any) actually made by the Participant during the period of military service.

          (c) For purposes of determining the amount of the maximum amount of make-up contributions permissible under Section 5.1, the Participant's compensation during the period of eligible military service shall be deemed to equal the rate of pay that the Participant would have received from the Company but for the military service; provided that if such compensation cannot be determined with reasonable certainty, the Participant's compensation for the period of military service shall be deemed to equal the Participant's average compensation from the Company for the twelve (12) month period immediately preceding the Participant's military service (or if the Participant was employed for less than the full twelve (12) month period immediately preceding such military service, the Participant's average compensation from the Company for the Participant's entire period of employment with the Company preceding the Participant's military service).

          (d) No adjustment shall be made to a Participant's account to reflect the gain or loss that would have been credited (charged) to the Participant's account had the base contributions and make-up contributions described in this
Section 5.4 been made during the period of military service rather than following the Participant's return to active employment.

          Section 5.6 Minimum Employer Contribution.

          The Chief Financial Officer of the Company shall specify in writing the amount of the "minimum employer contribution" for each Plan Year. The following paragraphs shall also apply:

          (a)  "Minimum  employer  contribution"  means,  for  purposes  of this
Section 5.6, the amount of elective deferral contributions under Section 5.1 designated for the Plan Year by the Chief Financial Officer of the Company as the minimum employer contribution for the Plan Year. The minimum employer contribution must be contributed by Participating Companies for a Plan Year and such amounts may not revert to the Company.

          (b) The requirement to make the minimum employer contribution designated for a Plan Year is satisfied as soon as the total contributions to the Plan for a Plan Year by the Participating Companies, made pursuant to
Section 404 of the Internal Revenue Code, equals or exceeds the minimum employer contribution amount for the Plan Year. Minimum employer contributions shall be made within the time requirements described in Section 5.3.

          (c) Minimum employer contributions shall be held in an unallocated deposit account in the investment fund selected for this purpose by the Chief Financial Officer of the Company until allocated on or before the end of the Plan Year in accordance with this Section 5.6. All gains, losses, and income attributable to such account shall be applied to reduce Plan expenses otherwise payable by the Company and, thereafter, to reduce and offset Company contributions to the Plan.

          (d) The minimum employer contribution for a Plan Year shall be allocated first, as elective deferral contributions under Section 5.1; and second, as qualified nonelective contributions pursuant to Section 401(k)(3)(D)(II); provided, however, that allocations in excess of the limitations of Section 415 of the Internal Revenue Code are not authorized hereunder and such amounts, if any, are subject to Section 5.4 of the Plan.

          Section 5.7 Securities Law Compliance.

          (a) The price at which the Plan shall acquire newly-issued shares from the Company shall be for any day the last sale price at which a share of Manitowoc Stock traded as reported on the composite tape by the New York Stock Exchange on the business day immediately preceding such day, or, if there were no trades of Shares on the composite tape on such business day, on the most recent preceding business day on which there were trades. Or, if shares of Manitowoc Stock are not listed or admitted to trading on the New York Stock Exchange when the determination of fair market value is to be made, such price per share shall be the mean between the highest and lowest reported sales prices of shares of Manitowoc Stock on that date on the principal exchange on which the shares are then listed. If the shares are not listed on any national exchange the price shall be the amount determined in good faith by the Committee to be the fair market value of a share of Manitowoc Stock at the relevant time. The price at which the Plan shall be deemed to have acquired outstanding shares of Manitowoc Stock either in open market purchases or through privately negotiated transactions shall be the average price for such shares purchased at any time the Plan makes one or more purchases to invest available funds in Manitowoc Stock. In the event investment under the Plan is made both in newly-issued and outstanding shares, the shares purchased shall be allocated proportionately among the accounts of all Participants for whom funds are being invested at that time.

          (b)  Purchases  of  Manitowoc  Stock  by the  Plan  shall  be  made in compliance with ERISA and applicable securities laws including without limitation Rule 10b-6 and Rule 10b-18 under the Securities Exchange Act of 1934, as such rules are in effect from time to time.

          (c) The Committee is specifically authorized to adopt and promulgate such rules as it deems necessary to preserve all liability exemptions for "insiders" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, as such rules are in effect from time to time. Any rules so promulgated shall be uniformly administered in a nondiscriminatory manner as to all affected participants, who shall be fully advised of such Plan rules as in effect from time to time.

           SECTION 6. INVESTMENT ELECTIONS AND VALUATION OF ACCOUNTS

          Section 6.1 Investment Elections. The funding policy of the Plan provides for the direction of investment by Participants who are employed by a Participating Company or an Affiliated Company. Such separate investment funds shall be made available for investment by employed Participants as may be determined according to the terms of the Plan and Trust Agreement; provided, however, that Participants in this Plan shall have no access to an investment fund in the Trust Fund holding primarily the common stock of the Company unless this Plan is registered in accordance with applicable rules of the Securities and Exchange Commission. The following paragraphs shall apply to the investment instructions of Participants:

          (a) An investment election shall be in such form as the Committee shall prescribe. Such form shall be filed with the Participating Company employing the Participant in accordance with Committee instructions. Each Participant shall, upon enrollment in the Plan, file an investment election directing the investment of the Participant's account in the Plan in the investment funds then currently available. The Committee may permit elections to change a Participant's investment mix which are not governing as to new contributions subsequently being added to the Participant's account. Such investment elections shall be as to any integral multiple of the Participant's accounts, including all contributions and credits to such accounts, as specified by the Committee. Each Participant may, thereafter, file a new investment election form changing an investment election in accordance with Committee rules and procedures which shall permit changes to be made in investment elections at least once each calendar year quarter.

          (b) A Participant making investment elections and changes in accordance with this Section thereby assumes full responsibility for such exercise of control over assets in the Participant's account. No person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, which may result from such person's exercise of such control.

          Section  6.2  Account  Adjustments  to Reflect  Net Worth of the Trust
Fund.

          (a) As of each Valuation Date the accounts maintained in each separate investment fund within the Trust Fund (including those accounts not yet fully distributed) shall be adjusted, after the crediting of elective deferrals through the current Valuation Date, upward or downward, pro rata, so that such adjusted balances will equal the net worth of that investment fund as of that date, using fair market values as determined by the Trustee and reported to the Committee, after such net worth has been reduced by any expenses chargeable to that investment fund which have been incurred but not yet paid from that investment fund. The period between Valuation Dates is referred to as the "allocation period." A further adjustment shall be made so as to take into account an average balance of elective deferrals deposited during the allocation period, using reasonable methods applied in a uniform manner to all accounts, unless the Plan is then utilizing daily account valuation.

          (b) The accounting for a Participant's interest in the Manitowoc Stock Fund shall be done on an allocated share basis such that (except with respect to dividends on previously allocated shares, which dividends are credited directly to the Participant's account to which such shares are allocated) shares of Manitowoc Stock acquired by the Manitowoc Stock Fund during any allocation period shall be allocated among the accounts of Participants in proportion to the value of each Participant's account which is not then attributable to allocated stock and dividends thereon, and the individual accounts of Participants shall be adjusted accordingly. Dividends received with respect to shares of Manitowoc Stock other than previously allocated shares, and income, expenses, gains and losses on assets other than Manitowoc Stock held in the Manitowoc Stock Fund shall be credited or charged to the accounts of Participants as of each Valuation Date pro rata on the basis of the value of that portion of each Participant's account which is not then attributable to allocated stock and dividends thereon. The Manitowoc Stock Fund may utilize more frequent Valuation Dates (including daily valuations) than other investment funds maintained hereunder.

          Section 6.3 Net Worth. The net worth of a separate investment fund within the Trust Fund for any period shall be determined based on the Trustee's judgment of the fair market value of each of the assets of the investment fund using generally accepted accounting principles of trust accounting. Any determination made by the Trustee and the Committee with respect to the value of accounts shall be conclusive and binding upon all persons having an interest under the Plan.

          Section 6.4 Certain Segregated Accounts. Account balances which are part of the Trust Fund but which are segregated pursuant to the directions of the Committee shall be valued according to the terms of the investment medium funding such account, using generally accepted accounting principles of trust accounting.

          Section 6.5 Responsibility to Maintain Account Balances. The responsibility to maintain account balances Pursuant to the provisions of this
Section 6 shall be discharged by the Committee. The Committee shall keep a separate account for each Participant's accrued benefits under the Plan, showing the manner in which it has determined the entries made to such account. Following the close of each Plan Year, the Committee shall make arrangements for the delivery to each Participant of a statement showing, as of the close of the Plan Year, each Participant's credited balance to his account.

          Section 6.6 Voting and Tender Rights as to Manitowoc Stock.

          (a) Shares of Manitowoc Stock held by the Manitowoc Stock Fund are allocated to Participants' accounts in that investment fund as of each Valuation Date. Shares which have been so allocated are referred to as allocated shares.

          (b) Voting rights with respect to allocated shares as to which the Trustee receives written instructions from the Participants to whom the shares are allocated shall be voted by the Trustee as directed by such Participants or not voted if so directed by a Participant. At the time of the mailing to stockholders of the notice of any stockholders' meeting of the Company, the Company, in conjunction with the Committee and the Trustee, shall use its reasonable best efforts to cause to be delivered to each such Participant such notices and informational statements as are furnished to the Company's stockholders in respect of the exercise of voting rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to the voting of allocated shares. Upon timely receipt of directions, the Trustee shall vote the allocated shares on each matter as directed by the Participant. The Trustee shall vote or not vote all Manitowoc Stock held by the Manitowoc Stock Fund that is not allocated to any Participant's account and all Manitowoc Stock allocated to a Participant's account which is not voted by the Participant because the Participant has not directed (or has not timely directed) the Trustee as to the manner in which such Manitowoc Stock is to be voted, in the same proportion as those shares of the Manitowoc Stock for which the Trustee has received proper direction on such matter. All such voting rights, instructions, and directions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers, and employees of the Company or any Participating Company or Affiliated Company.

          (c) Notwithstanding any provisions of the Plan, if there is a tender offer for, or a request or invitation for tenders, of shares of Manitowoc Stock held by the Manitowoc Stock Fund, the Committee shall furnish either to the Trustee, which shall then furnish to each Participant, or directly to Participants at the Trustee's request, prompt notice of any such tender offer for, or request or invitation for tenders of, such shares of Manitowoc Stock and the Trustee shall request from each Participant instructions as to the tendering of such Participant's allocated shares (which may include instructions to refuse to tender). The Trustee shall tender only such shares of Manitowoc Stock for which the Trustee has received (within the time specified in the notification) tender instructions. With respect to shares of Manitowoc Stock which are held by the Manitowoc Stock Fund, but which are not allocated shares, and shares of Manitowoc Stock for which no instructions are received, the Trustee shall tender such shares of Manitowoc Stock in the same proportion as the number of such shares of Manitowoc Stock for which instructions to tender are received bears to the total number of such shares of Manitowoc Stock for which instructions (whether or not to tender) from Participants have been received. All such tender instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers, and employees of the Company, or any Participating Company or Affiliated Company, or any person making the offer.

                SECTION 7. DISTRIBUTION OF BENEFITS AND VESTING

          Section 7.1 Termination of Employment. Upon Termination of Employment the entire balance of the account of a Participant shall be distributable pursuant to the provisions of the Plan. Such account balance shall be determined as of the Valuation Date immediately preceding its distribution except that any portion of such accounts invested in the Manitowoc Stock Fund shall remain invested until distributed or transferred to another investment fund pursuant to the Plan.

          Section 7.2 When Distribution of Accounts Shall Commence.

          (a) The distribution of benefits to a Participant under the Plan shall generally commence as soon as administratively practicable after Termination of Employment, but in no event later than sixty (60) days after the Plan Year in which occurs the later of the Participant's attainment of Normal Retirement Age or the Participant's Termination of Employment. However, if the amount of the payment to be made to the Participant cannot be determined by the later of such dates, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date upon which the amount of such payment can be ascertained.

          (b) A Participant must provide written consent to the distribution of his or her account if the value of such account exceeds five thousand dollars ($5,000) at the time distribution is to commence and the distribution date is before the latest distribution date described in subparagraph (a), above. A Participant may provide the required consent and elect, in accordance with Committee procedures, to receive the distribution of the Participant's accounts as soon as administratively practicable following the Valuation Date coincident with or following the first to occur of the Participant's Termination of Employment or attainment of Normal Retirement Age. If such election is not made by the Participant by the close of the Plan Year following the Plan Year in which his Termination of Employment occurs, payment shall be deferred for payment until the latest distribution date permitted under subparagraph (a), above. During such payment deferral period and any installment payment period, if applicable, such account balance shall be held and invested in the Capital Appreciation Fund (as such term is defined in the Trust Agreement).

          (c) Notwithstanding the preceding subparagraph (b), payment of a Participant's account distributable due to death shall be made as soon as administratively practicable after the Valuation Date following the Participant's date of death or, if elected by the Participant's Beneficiary provided the Participant had reached age fifty-five (55) at the time of death, in accordance with the extended distribution period described in Section 7.3, including the availability of installment payments as an optional form of payment.

          (d) Lump sum payment of portions of a Participant's account balance authorized to be paid pursuant to a Qualified Domestic Relations Order is specifically authorized hereunder, without regard to the age or employment status of the Participant.

          (e) Distribution of a Participant's accounts shall commence no later than the Participant's "required beginning date." In the case of a Participant who is a five percent (5%) owner, as defined in Code Section 414(q), the required beginning date is April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2). In the case of any Participant who is not a five percent (5%) owner but who attained age seventy and one-half (70 1/2) on or before December 31, 1998, the required beginning date is April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2); provided that any such Participant who attained age seventy and one-half (70 1/2) during 1996, 1997 or 1998 may elect to defer distribution until a date not later than April 1 following the calendar year in which occurs the later of the Participant's retirement or attainment of age seventy and one-half (70 1/2). In the case of any other Participant, the required beginning date is April 1 following the calendar year in which occurs the later of the Participant's attainment of age seventy and one-half (70 1/2) or the Participant's retirement.

          Section 7.3 How Accounts Are to Be Distributed. Accounts distributed under the Plan shall be paid in accordance with the following paragraphs:

          (a) Rules if Participant is Living. The normal form of distribution to a Participant shall be a single lump sum payment. Section 7.14 describes the rules regarding in-kind distributions of Manitowoc Stock. A Participant may receive payment in another form permitted under the Plan and described in paragraph (c), below.

          (b) Rules if Participant is Dead. The normal form of distribution upon the death of a Participant shall be a single lump sum payment to the Participant's Beneficiary. Section 7.14 describes the rules regarding in-kind distributions of Manitowoc Stock. A Beneficiary shall have the right to select an optional form of distribution under circumstances, described below, as permitted by applicable regulations.

          (c) Optional Forms of Distribution. Optional forms of distribution under the Plan include:

                    (1) A lump sum, including where previously arranged, direct transfer to an individual retirement account or successor qualified Plan designated by the Participant. Section 7.14 describes the rules regarding in-kind distributions of Manitowoc Stock.

                    (2) Installment payments satisfying the minimum distribution requirements of the Plan. Installment payments may only be elected by Participants who have reached age fifty-five (55) at the time of their Termination of Employment.

          (d) Determination of the Form of Distribution. Accounts shall be distributed in accordance with the requests of Participants and Beneficiaries; provided, however, that applicable rules or regulations shall not be violated. The Participant shall receive a written explanation of available benefit distribution alternatives between thirty (30) and ninety (90) days before the date payments are to commence and before the required consent is obtained. The thirty (30) day notice requirement may be waived so long as distribution does not commence until seven (7) days have elapsed since the Participant has received such written explanation. Any required consent shall be obtained before a distribution is made at any time.

          (e) Cash Outs of Small Accounts. Notwithstanding the request of a Participant or Beneficiary, in the event that the amount of a Participant's accounts does not exceed five thousand dollars ($5,000) at the time distribution is to commence, the Committee shall direct the Trustee to distribute the Participant's accounts in a lump sum as soon as administratively practical following the Valuation Date coincident with or immediately following the Participant's Termination of Employment. Section 7.14 describes the rules regarding in-kind distributions of Manitowoc Stock.

          Section 7.4 Required Distribution Rules.

          (a) All distributions from the Plan shall be made in accordance with the required distribution rules of Section 401(a)(9) of the Internal Revenue Code and the rules provided in the applicable Treasury regulations which are incorporated herein by reference. The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in the regulations; provided, however, that Code Section 401(a)(9) overrides any distribution options in the Plan inconsistent with such provisions.

          (b) The minimum amount to be distributed each calendar year under any installment payment method hereunder, commencing with the calendar year in which payments are required to commence hereunder, shall not be less than the quotient obtained by dividing the Participant's benefit in the Plan by the applicable life expectancy. The term "applicable life expectancy" means the life expectancy (or joint and last survivor expectancy) determined by use of the expected return multiples in Tables V and VI of Treasury Regulation ss.1.72-9, reduced by one for each calendar year which has elapsed since the life expectancy (or joint and last survivor expectancy) was calculated; where life expectancy is recalculated, the term "applicable life expectancy" means the life expectancy as so recalculated. The following paragraphs also apply:

                    (1) Life expectancies are calculated using the Participant's attained age (or Beneficiary's attained age) as of the date determined in accordance with applicable regulations.

                    (2) The life expectancy of the Participant or the Participant's spouse (or the joint life and last survivor expectancy of the Participant and the Participant's spouse) shall be recalculated annually in accordance with applicable regulations for purposes of determining all distributions required under Section 401(a)(9) of the Internal Revenue Code.

                    (3)  The   Participant's   benefit   in  the  Plan  used  in
          determining the minimum distribution for a calendar year in which a distribution is required to be made is the Participant's account balance in the Plan as of the last Valuation Date in the calendar year immediately preceding any calendar year in which a distribution is required to be made, adjusted in accordance with applicable regulations.

          (c) Distributions under the Plan in each calendar year shall satisfy the minimum distribution incidental benefit requirement, as provided under applicable regulations. Any distribution required under the incidental death benefit requirements of Section 401(a) of the Internal Revenue Code shall be treated as a distribution required under this Section 7.4.

          Section 7.5 Nonalienation of Benefits. The account balances payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. The creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order or any offset of benefits against an amount a participant is ordered to pay in connection with a violation of ERISA fiduciary duties to the Plan, as permitted by Code Section 401(a)(13)(C), shall not be treated as an assignment or alienation under this Section.

          Section 7.6 Procedures on Receipt of a Domestic Relations Order.

          (a) If the plan receives a domestic relations order which creates, assigns, or recognizes any right to a benefit payable with respect to a Participant, the Committee shall determine whether such order is a Qualified Domestic Relations Order in accordance with written uniform rules that comply with Section 206(d)(3)(G)(ii) of ERISA.

          (b) The Committee shall then notify the Participant and each alternate payee under the order as to the receipt of the order, the procedures for determining whether the order is qualified and the final determination within a reasonable period of time, or such period as may be specified in applicable regulations.

          (c) During the period of determining whether the order is qualified, the Committee shall separately account for any amounts that would be payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Such separate accounting is not required for amounts that would not otherwise be paid during the determination period.

          (d) If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the order, the order is determined to be a Qualified Domestic Relations Order, the amounts specified in the order as payable shall be paid to the alternate payee in the method specified in such order, or if none, in the method selected by the alternate payee provided such method has the same effect on the Plan as a lump sum payment of such amount. If the payment method specified in such order does not have the effect on the Plan of a lump sum payment, then such amount shall not be distributable until all of the necessary conditions for payment of
Section 7 have been satisfied. If the order is not determined to be qualified, or the determination is not resolved within such eighteen (18) month period, the Committee shall pay such benefits that have been separately accounted for (plus interest) to the Participant, or Beneficiary, if any, who would otherwise have received such benefits if the order had not been issued. Any amounts that would be payable to an alternate payee designated in the order, except that such alternate payee cannot be located, shall be allocated to the accounts of all Participants and considered as forfeited amounts. Such forfeited amounts shall be paid to the alternate payee from the Trust Fund, out of future forfeitures and/or earnings if such alternate payee is later located. The Plan shall not be treated as failing to meet the requirements of subsection (a) or (k) of Section 401 of the Internal Revenue Code which prohibit payment of benefits before Termination of Employment solely by reason of payments to an alternate payee pursuant to a Qualified Domestic Relations Order.

          Section 7.7 Payment of Taxes. The Committee may direct the Trustee to deduct, withhold, and transmit to the proper tax authorities any tax which may be permitted or required to be deducted and withheld, and the balance of the account in such case shall be correspondingly reduced. In addition, the Committee, as a condition of directing the payment of any account balance, may require the Participant or the Participant's Beneficiary, as the case may be, to furnish it with proof of payment, or such reasonable indemnity therefor as the Committee may specify, of all income, inheritance, estate, transfer, legacy and/or succession taxes, and all other taxes of any different type or kind that may be imposed under or by virtue of any law upon the payment, transfer, descent or distribution of said benefit and for the payment of which either the Company, the Trust Fund or the Committee, in the judgment of the Committee, may be directly or indirectly liable.

          Section 7.8 Incompetent Payee. If any Participant or Beneficiary entitled to receive benefits hereunder is, in the judgment of the Committee based upon a physician's examination, unable to take care of his affairs because of mental condition, illness, or accident, any payment due such person may (unless prior claim therefor shall have been made by a qualified guardian or other legal representative) be paid for the benefit of such Participant to his spouse, child, parent, brother or sister, or other person who in the opinion of the Committee has incurred expense for, or is maintaining, or has custody of such Participant. The Committee shall not be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section, and any such payment so made shall be a complete discharge of the liability of the Trust Fund, the Committee and the Participating Company therefor.

          Section 7.9 Notice, Place and Manner of Payment. Any payments due hereunder shall be made on demand at such office as the Trustee may maintain; provided, however, that any person from time to time entitled to such payments may by notice in writing to the Trustee specify a Post Office address to which such payment shall be remitted.

          Section 7.10 Source of Benefits. All benefits to which persons shall become entitled hereunder shall be provided only out of the Trust Fund. No benefits are provided under the Plan except those expressly described herein.

          Section 7.11 Voluntary Withdrawals. A Participant shall have the right to request a withdrawal from his account balance if the Participant has attained at least age fifty-nine and one-half (59-1/2). Such a request need not be due to financial hardship and may include the entire amount in such account. If a Participant makes a withdrawal pursuant to this Section 7.11, such Participant shall not be eligible to make another voluntary withdrawal under this Section
7.11 until he has completed at least sixty (60) months of Plan participation after the date of the previous withdrawal. Distributions pursuant to this
Section 7.11 shall be made on a prorata basis from the investment funds utilized by the Participant's account.

          Section 7.12 Loans to Participants. Upon the written application of a Participant filed with the Committee which demonstrates financial hardship, the Committee shall direct the Trustee to make a loan to such Participant out of the Participant's account balance in the Plan. The following paragraphs shall also be applicable:

          (a) This Section 7.12 applies only to an employee of a Participating Company who has an account balance in the Plan attributable (i) to his own participation herein or (ii) to the participation of a deceased Participant of whom the employee is a Beneficiary. An employee in either of these two categories shall be referred to as a "borrower." With respect to an employee who is in both of these categories, the limitations in subparagraph (b), below, shall apply in the aggregate to all of his account balances in the Plan. In addition, this loan program shall also be extended to Participants who are not employees of a Participating Company and who qualify as parties in interest with respect to the Plan, as defined in ERISA 3(14), and who have account balances in the Plan.

          (b) Upon filing a proper written application with the Committee, which shall include demonstration of financial hardship, an eligible borrower may borrow against his account balance. The maximum loan amount shall not exceed one-half (1/2) the value of his account balance as of the Valuation Date immediately preceding such written application; or, if less, fifty thousand dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of all loans in the preceding one (1) year period over the outstanding loan balance on the date of the current loan. Minimum loan size shall be one thousand dollars ($1,000) and a borrower shall maintain no more than one (1) loan at any time.

          (c) "Financial hardship," for this purpose, means that the loan proceeds are needed by the borrower to satisfy an immediate and heavy financial need of the borrower. The following expenses are the only categories of financial hardship which shall be deemed immediate and heavy financial needs:

                    (1) Medical expenses, described in Section 213(d) of the Internal Revenue Code, previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Internal Revenue Code), or amounts necessary to obtain such medical care;

                    (2) Costs (excluding mortgage payments) directly related to purchase of a principal residence for the Participant;

                    (3) Payment of tuition and related  educational fees for the
          next  twelve  (12)  months  of   post-secondary   education   for  the
          Participant, the Participant's spouse, children, or dependents;

                    (4) Payments necessary to prevent the eviction of the Participant from the Participant's residence or foreclosure on the mortgage of the Participant's principal residence; or

                    (5) Such other financial needs which the Commissioner of Internal Revenue deems to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability rather than of a particular application to a certain individual.

          (d) All loans shall bear interest commensurate with the rate which would be charged by commercial lenders for similar loans in accordance with Department of Labor Regulation ss. 2550.408b-1 as determined by the Committee. The duration of the loan shall be such period as may be agreed upon by the borrower and the Committee but in no event shall the term exceed five (5) years in duration. All loans shall be due and payable in accordance with the terms of the loan, upon an event of default described below, or if earlier, when a taxable distribution is made (i) in the case of a borrower employed by a Participating Company or an Affiliated Company when the loan is entered into, after termination of employment, or (ii) in the case of a borrower not employed by a Participating Company or an Affiliated Company when the loan is entered into, after the death of the borrower. The amount otherwise payable to the Participant or his spouse or other Beneficiary shall be offset by any unpaid principal and interest on the loan.

          (e) Each loan shall require regular amortization of principal and interest by payroll deduction, if applicable, but in no event less frequently than on a quarterly basis. The terms and conditions of each loan shall be incorporated in a promissory note executed by the borrower. Every borrower shall receive a clear statement of the charges involved in each loan transaction, which shall include the dollar amount and annual interest rate of the finance charge.

          (f) Amounts loaned to a borrower shall be withdrawn proportionately from the investment funds in which the borrower's account balance is invested other than from the Manitowoc Stock Fund, first, and then from the Manitowoc Stock Fund, as needed, to provide the full proceeds of the loan, and such borrowed amounts shall not thereafter share in fund earnings, but shall be investments for the benefit of the borrower's account to be treated as a segregated loan account. All loans shall be secured to the maximum extent permitted by law by the borrower's account balance in the Plan. Amounts repaid to a borrower's segregated loan account shall be deposited to the Plan's investment funds pursuant to the investment election then in effect for the borrower.

          (g) If a Participant defaults in the making of any payments on a loan when due and such default continues until the end of the calendar year quarter following the calendar year quarter in which the required payment was due, or in the event of the Participant's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default, and the entire unpaid balance with accrued interest shall become due and payable. The Trustee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default, or, if the entire amount due is not paid by the end of the grace period described above, the Trustee may apply the balance in the Participant's account in satisfaction of the unpaid principal and accrued interest at such time as determined by the Administrator which will not risk disqualification of the Plan.

          (h) Notwithstanding the foregoing, the Committee may adopt rules and procedures for deferring payments for limited time periods, not to exceed six
(6) months, during which the borrower is absent from work due to Leave of Absence or maternity or paternity leave. The Committee may impose such other rules, requirements or restrictions relating to loans as it shall determine to be necessary or appropriate from time to time. Notwithstanding any other provision to the contrary, special costs and fees associated with a borrower's loan may be charged directly to the borrower's account.

          (i) In the event that the borrowing Participant's account becomes distributable before repayment in full of all principal and interest on outstanding loans, the note evidencing any outstanding loan may be distributed to the Participant in full satisfaction of the remaining indebtedness.

          (j) All loans shall be subject to the consent of the Participant which is deemed to be provided upon the making of the loan.

          Section 7.13 Direct Transfer of Eligible Rollover Distributions.

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover as such terms are defined herein.

          (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; effective after December 31, 1998, any hardship withdrawal hereunder; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (c) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (d) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

          Section 7.14 Distributions of Manitowoc Stock. Any distribution of account balances held in the Manitowoc Stock Fund, due to be made under the provisions of this Section 7 upon a Participant's Termination of Employment for any reason, which are payable to a former Participant in a single lump sum amount, shall be made in the form of shares of Manitowoc Stock provided the Participant has at least one hundred (100) shares of such stock allocated to his account in the Manitowoc Stock Fund. Lump sum distributions of account balances in the Manitowoc Stock Fund comprising fewer than one hundred (100) shares, and distributions to Beneficiaries upon the death of a Participant or to alternate payees pursuant to a Qualified Domestic Relations Order shall be made in cash, except to the extent the Participant (or Beneficiary or alternate payee, if applicable) specifically elects to take such distribution in shares of Manitowoc Stock. Plan accounts in the Manitowoc Stock Fund shall remain invested in such stock until distributed. The Committee may revise the foregoing rules, in its discretion, to permit additional flexibility to make cash distributions more generally available.

                         SECTION 8. PLAN ADMINISTRATION

          Section  8.1  The   Administrative   Committee.   The  Plan  shall  be
administered by an Administrative Committee (the "Committee") pursuant to the following paragraphs:

          (a) The Committee shall be the Company or such member or members who shall be appointed by and serve at the pleasure of the Board of Directors. Upon the death, resignation, removal or inability to serve of any Committee member, the Board of Directors may, but need not, name his successor. Any member of the Committee may resign at any time by delivering written notice of such resignation to the Company. The Board of Directors shall have the right at any time, with or without cause or notice, to remove any member of the Committee.

          (b) Members of the Committee shall not be entitled to compensation for performing their duties as Committee members, but shall be entitled to reimbursement for any expenses reasonably incurred in connection with the administration of the Plan which are not otherwise paid by the Company.

          (c) The Committee shall be the Plan administrator and shall control and manage the operation and administration of the Plan, including the following:

                    (1) The Committee shall from time to time certify in writing to the Trustee the names of retired, terminated or deceased Participants, the payment method selected with respect to any account balances payable to such persons and the date such payments shall commence and terminate, all in accordance with the Plan. Any such notice from the Committee shall be deemed adequate by the Trustee if signed by any member of the Committee or the Committee's duly authorized agent.

                    (2) The Committee shall file such reports with governmental authorities as may be required by law and which are not filed by the Trustee.

                    (3) The Committee may adopt and promulgate such rules and regulations, not inconsistent with the terms and provisions hereof, for the administration of the Plan as it deems necessary. From time to time, the Committee may amend or supplement any such rules or regulations. The Committee shall decide any questions of eligibility, participation, benefit payments and any other questions of interpretation relating to the Plan.

                    (4) The Committee shall review claims for benefits in accordance with the Plan's claims procedures.

                    (5) The Committee shall prescribe procedures to be followed and forms to be used in electing any alternatives available under the Plan and to apply for benefits under the Plan.

                    (6) The Committee shall prepare and distribute, in such manner as the Committee determines appropriate, information explaining the Plan.

                    (7) The Committee shall receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan. The Committee shall be entitled to rely on any such information so received.

                    (8) The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for benefits under the Plan.

          (d) A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of this Plan. The acts and determinations of the Committee made in good faith within the powers conferred upon it by this Plan shall be valid and final and conclusive (subject only to change pursuant to the provisions of this Plan) for all purposes of the Plan.

          (e) Discretionary actions of the Committee shall be made in a manner which does not discriminate in favor of shareholders, officers or highly compensated employees. In the event the Committee is to exercise any discretionary authority with respect to a Participant who is a member of the Committee, such discretionary authority shall be exercised solely and exclusively by those members of the Committee other than such Participant. If the Participant is the sole member of the Committee, such discretionary authority shall be exercised solely and exclusively by the Board of Directors.

          (f) By unanimous vote, members of the Committee may allocate specific responsibilities among themselves. Also by unanimous vote, the Committee may delegate to persons other than members of the Committee some or all of its discretionary authority to control and manage the operation and administration of the Plan. However, the Committee may not delegate its power to review claims under the Plan's claims procedures.

          (g) The Committee may appoint such advisors, agents and representatives as it shall deem advisable and may also employ such clerical, legal, and medical counsel as it deems necessary. Any action taken by a properly authorized agent of the Committee shall be deemed taken by the Committee.

          (h) The Company shall indemnify and hold harmless each Committee member and employee against all liabilities, losses, costs and expenses, including reasonable attorney's fees, incurred or suffered by any such member or employee in connection with such person's management or administration, at any time, of this Plan; provided, however, that such indemnity shall not extend to the willful misconduct or gross negligence of any such person.

          Section 8.2 Agent for Legal Process. The Company shall designate, by action of its Board of Directors, an agent for service of legal process with respect to any matter concerning the Plan.

          Section 8.3 Claims Procedures. Claims made for benefits under the Plan shall be processed in accordance with the following paragraphs:

          (a) Claims for benefits shall be made in writing to the Committee.

          (b) If a claim made for benefits by a Participant or Beneficiary ("claimant") is not approved in its entirety, the claimant shall be so notified in writing by the Committee or its duly authorized agent within ninety (90) days. Notice wholly or partially denying a claim shall be written in a manner calculated to be understood by the claimant and contain: (i) the specific reason or reasons for the denial, (ii) specific reference to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the review procedure set forth in the following paragraphs (c) and (d). If such written notice of denial is not furnished within the prescribed time, the claim shall be deemed denied for purposes of proceeding to the review stage described below.

          (c) A claimant whose claim for benefits hereunder has been wholly or partially denied, or his duly authorized representative, may request a review of such denial by the Committee. A request for review shall be made in writing to the Committee within sixty (60) days after receipt by the claimant of written notification of denial of such claim and may contain issues and comments with respect to the claim. A claimant who submits a request for review shall be entitled to access documents pertinent to his claim.

          (d) Upon receipt of a request for review of a denial of a claim, the Committee shall, within sixty (60) days, review in detail the nature and foundations of the claim, including any issues and comments submitted by the claimant or his duly authorized representative and the reasons for the prior denial of the claim. After a full and fair review, the Committee shall render its decision in writing to the claimant. The decision on review shall include the specific reasons for the decision, be written in a manner calculated to be understood by the claimant, and shall include specific references to the pertinent Plan provisions on which the decision is based. The Committee shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan. Any such determination or construction shall be final and binding on all parties unless arbitrary and capricious.

          Section 8.4 Records. Each Participating Company and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by the Employee Retirement Income Security Act or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

          Section 8.5 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Trustee, a Participating Company or the Committee. Each such party shall have power to cause such equitable adjustments to be made to correct such errors as they, in their discretion, consider appropriate. Such adjustments shall be final and binding on all persons.

          Section 8.6 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

          Section 8.7 Bonding. Plan officials and fiduciaries shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of a Participating Company, be paid in whole or in part from the Trust Fund. A Participating Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

          Section 8.8 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

                             SECTION 9. TRUST FUND

          Section 9.1 Composition. All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Trust Fund." The Trust Fund shall be held in trust pursuant to the terms of this Plan. The Trust Fund shall be segregated from the assets of the Company.

          Section 9.2 The Trust Agreement. In order to implement the Plan, the Company has previously entered into The Manitowoc Company Employees' Profit-Sharing Trust. The selection and appointment of the Trustee of the Trust Fund shall be made by the Board of Directors. The Board of Directors shall have the right at any time to remove a Trustee and appoint a successor thereto, subject only to the terms of the Trust Agreement. The Board of Directors shall have the right to determine the form and substance of the Trust Agreement, subject only to the requirement that the terms are not inconsistent with the provisions of the Plan.

          Section 9.3 Compensation, Reimbursement. The Trustee, other than a Trustee who is also a Participant under the Plan or an employee of a Participating Company, shall be entitled to receive reasonable compensation for services as Trustee in such amount as may be agreed upon from time to time between the Participating Company and the Trustee. The Trustee shall be entitled to reimbursement for all expenses reasonably incurred by the Trustee in the performance of services. Such compensation and reimbursements shall be paid from the Trust Fund unless paid by a Participating Company.

          Section 9.4 No Diversion. The Trust Fund shall be maintained for the exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Plan Participants or their Beneficiaries. Notwithstanding the foregoing, the following paragraphs shall apply:

          (a) The establishment of the Plan by the Participating Companies is contingent upon obtaining initial approval of the Internal Revenue Service of the Plan. In the event that the Internal Revenue Service fails to approve the Plan, the Trustee shall promptly proceed to return all contributions made by the Company with respect to Plan Years after the effective date of the Plan hereunder to those Participating Companies in the proportions in which such contributions were made. In no event shall the amounts described in the preceding sentence be returned later than one (1) year after the date of the final denial of qualification of the Plan, including the final resolution of any appeals before the Internal Revenue Service or the courts.

          (b) If a contribution is made by reason of mistake of fact, then such contribution shall be returned to the Participating Companies in the proportions in which such contributions were made within one (1) year after the payment was made.

          (c) All contributions to the Plan are conditioned on their deductibility. To the extent that a deduction is disallowed such contribution shall be returned to the Participating Companies in the proportions in which such contributions were made within one (1) year after the disallowance thereof.

          (d) In the case of a termination of the Plan as to a Participating Company, any residual assets attributable to such Participating Company which are held in suspense pursuant to Code Section 415 shall be returned to the Participating Company.

            SECTION 10. ADOPTION, AMENDMENT, TERMINATION AND MERGER

          Section 10.1 Adoption of Plan by Additional Company. The Committee may extend the Plan to Eligible Employees of any Affiliated Company and the participation of such Participating Group shall be effective upon appropriate action being taken by such Affiliated Company necessary to adopt the Plan. If any persons become Eligible Employees of a Participating Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Committee shall determine to what extent, if any, Plan coverage is to be extended to such merged, acquired, or consolidated employees. The following paragraphs shall also be applicable:

          (a) Each adopting Company shall participate in the Trust Fund hereunder.

          (b) The Trustee may, but shall not be required to, commingle and hold as one Trust Fund all contributions made by all adopting Companies.

          (c) The Board of Directors shall have the sole authority to amend the Plan and Trust and the Committee shall have the sole authority to administer the Plan.

          (d) Any company participating in the Plan may terminate its participation in the Plan and Trust by appropriate action. In that event the funds held on account of the employees of the terminating company, and unpaid balances of former employees of such company, shall be segregated to a separate trust, pursuant to certification by the Committee to the Trustee to do so, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all of the powers and duties of the Board of Directors, including appointment of the members of the committee of that separate plan. Alternatively, upon certification by the Committee to the Trustee, other appropriate disposition of the terminating company's Plan assets shall be made.

          Section 10.2  Amendment.  Subject to the  nondiversion  provisions  of
Section 9, the Board of Directors may amend the Plan at any time and, from time to time, with respect to all Participating Companies. No amendment of the Plan shall have the effect of changing the rights, duties and liabilities of the Trustee without its written consent. No amendment shall divest a Participant or Beneficiary of benefits accrued prior to the amendment or eliminate any optional form of benefit. The Company agrees that promptly upon adoption of any amendment to the Plan, it will furnish a copy of the amendment together with a certificate evidencing its due adoption, to the Trustee then acting and to any other Participating Companies. No amendment necessary to comply with any applicable law, regulation, or order of the Internal Revenue Code or ERISA or any other provision of law shall be considered prejudicial to the rights of any employee or his Beneficiaries.

          Section 10.3 Reorganizations of Participating Companies. In the event two (2) or more Participating Companies shall be consolidated or merged, or in the event one (1) or more Participating Companies shall acquire the assets of another Participating Company, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all of the Participating Companies involved in such reorganization and their Eligible Employees, except that employees whose Termination of Employment shall occur at the time of and because of such reorganization shall be entitled to benefits as in the case of a termination of the Plan. In such event, in administering the Plan, the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring all of the assets shall be considered as a continuation of the Participating Companies involved in the reorganization.

          Section 10.4 Termination. The Plan may be terminated by the Company in full or in part. An employer which has discontinued its sole participation in the Plan with the other Participating Companies shall also have the right to terminate its separate plan which resulted from such discontinuance at any time by action of its board of directors. Any such voluntary termination of the Plan, or separate plan, shall be made in compliance with all applicable provisions of law.

          Section 10.5 Discontinuance of Contributions. Whenever a Participating Company determines that it is impossible to or not advisable to allow further contributions as provided in the Plan, its board of directors may, without discontinuing its participation in the Plan, adopt an appropriate resolution permanently discontinuing all further contributions to the Plan. A certified copy of such resolution shall be delivered to the Committee and the Trustee. Thereafter, the Committee and the Trustee shall continue to administer all provisions of the Plan which are necessary and remain in force, other than provisions relating to contributions by such Participating Company.

          Section 10.6 Rights Upon Termination, Partial Termination and Discontinuance of Contributions. Notwithstanding any other provisions of this Plan, the account balance of each affected Participant shall remain one hundred percent (100%) vested upon termination or partial termination of the Plan as to such Participant.

          Section 10.7 Deferral of Distributions. In the event of a complete or partial termination of the Plan, the Committee or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such termination applies until after the following have occurred:

          (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Section 401(a) of the Internal Revenue Code.

          (b) Appropriate adjustments of the Trust Fund to reflect taxes, costs and expenses, if any, incident to such termination.

          Section 10.8 Merger, Consolidation or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

           SECTION 11. FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES

          Section 11.1 Fiduciaries. The Board of Directors, the Committee, any investment manager, and the Trustee shall be deemed to be the only fiduciaries, named and otherwise, of the Plan and Trust Fund for all purposes of ERISA. No named fiduciary designated in this Section 11.1 shall be required to give any bond or other security for the faithful performance of its duties and responsibilities with respect to the Plan and/or Trust Fund, except as may be required from time to time under ERISA.

          Section 11.2 Allocation of Fiduciary Responsibilities. The fiduciary responsibilities (within the meaning of ERISA) allocated to each named fiduciary designated in Section 11.1 hereof shall consist of the responsibilities, duties, authority and discretion of such named fiduciary which are expressly provided herein and in any related documents. Each such named fiduciary may obtain the services of such legal, actuarial, accounting and other assistants as it deems appropriate, any of whom may be assistants who also render services to any other named fiduciary, the Plan and/or the Participating Companies; provided, however, that where such services are obtained, the named fiduciary shall not be deemed to have delegated any of its fiduciary responsibilities to any such assistant but shall retain full and complete authority over and responsibility for any activities of such assistant. The Board of Directors, Trustee, any investment manager, Committee and any individual members thereof shall not be responsible for any act or failure to act of any other one of them except as may be otherwise specifically provided under ERISA.

          Section 11.3 General Limitation on Liability. Neither the Board of Directors, the Committee, the Trustee, any investment manager nor any other person or entity, including the Company and its shareholders, directors and employees, guarantees the Trust Fund in any manner against loss or depreciation and none of them shall be jointly or severally liable for any act or failure to act or for anything whatever in connection with the Plan and the Trust Fund, or the administration thereof, except and only to the extent of liability imposed because of a breach of fiduciary responsibility specifically prohibited under ERISA.

          Section 11.4 Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Trust Fund.

          Section 11.5 Responsibility of Insurance Companies. No insurance company issuing contracts upon the application of the Trustee or the Company or any Participating Company shall be deemed to be a party to the Plan nor shall it be responsible for its validity. The issuing insurance company shall not be required to look into the terms of the Plan nor be responsible to see that any action of the Committee is authorized by its terms. No issuing insurance company shall be obligated to see to the distribution or further application of any monies paid by it pursuant to any direction of the Committee.

          IN WITNESS WHEREOF, The Manitowoc Company, Inc. has caused these presents to be executed as of the ____ day of _______________, 2000.

                                        THE MANITOWOC COMPANY, INC.


                                        By:____________________________________
                                        Its:___________________________________

                                  APPENDIX A TO
                           THE MANITOWOC COMPANY, INC.
                             RETIREMENT SAVINGS PLAN


Participating Group                 Effective             Name of
Description                           Date           Participating Company
-------------------               --------------     ---------------------

Manitowoc Cranes, Inc.              4/1/96           Manitowoc Cranes, Inc.
Bargaining Unit Employees

Manitowoc Ice, Inc. Bargaining      4/1/97           Manitowoc Ice, Inc.
Unit Employees

Manitowoc Marine Group, LLC         1/1/98           Manitowoc Marine Group, LLC
(formerly Manitowoc Marine
Group, Inc.) Bargaining Unit
Employees

KMT Refrigeration, Inc.             1/1/00           KMT Refrigeration, Inc.
Bargaining Unit Employees

Multiplex, Inc.                     4/1/00           Multiplex, Inc.
Bargaining Unit Employees